UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Date of Report (Date of earliest event reported): October 19, 2017

COPSYNC, INC.
(Exact name of registrant specified in charter)

Delaware (State of Incorporation)	001-37613 (Commission File Number)	98-0513637 (IRS Employer Identification No.)

400 Poydras Street, Suite 2100, New Orleans, LA 70130
(Address of principal executive offices)  (Zip Code)

(972) 865-6192
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230. 405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously reported, on September 29, 2017, COPsync, Inc. (the "Company") filed a voluntary petition for relief under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the Eastern District of Louisiana.  The Chapter 11 case is captioned In re COPsync, Inc., Case No. 17-12625.

The Company is proposing to sell the assets of the Company, with certain exceptions, under the supervision of the Bankruptcy Court pursuant to Section 363 of the Bankruptcy Code.  The Company has obtained a stalking horse bid from Kologic Capital, LLC (the "Purchaser") valued by the Company at $2,400,000, consisting of a credit bid of $1,000,000, a cash component of $600,000, assumption of $300,000 of the Company's debtor in possession indebtedness, and an equity component assigned a minimum value of $500,000.

On October 19, 2017, the Bankruptcy Court entered an order (the "Order") authorizing and approving bid procedures to be employed in connection with the proposed sale of the Company's assets, scheduling an auction and a sale hearing, authorizing and approving assignment procedures, approving the manner and form of notice of the auction and assignment procedures, and granting related relief.  A copy of the Order is filed as Exhibit 99.1 under Item 9.01 of this report, and is incorporated herein by reference.

The following is a summary of certain material aspects of the Order.  The summary does not purport to be a complete description of the Order, and is qualified in its entirety by reference to the full text of the Order.

Qualified Bids.  If no qualified bids are delivered to the Company's bankruptcy counsel by email by 5:00 p.m. central time on November 16, 2017, the Company will request that the Bankruptcy Court approve the sale of the purchased assets to Purchaser.

A bid, unless otherwise decided by the Company in its reasonable discretion, shall only be considered a qualified bid if the bidder complies with, and such bid contains all, of the following:

•	An executed confidentiality agreement, as described in the Order.
•
A cash deposit of 10% of the purchase price, which will be held by the Company's bankruptcy counsel in its client trust account with no interest due to the bidder as a refundable deposit for application against the purchase price at the closing of the transaction, or returned to the bidder within five business days following conclusion of the auction, unless the bidder is the successful bidder or the next best bidder, in which case the deposit will be held until closing and applied to the purchase price or returned to the bidder, as the case may be.

•
An executed asset purchase agreement on substantially the terms of, or on terms more favorable to the Company than those set forth in the form of overbid asset purchase agreement attached to the Order as Exhibit A, with the accompanying documentation as described in the Order, with a minimum initial bid comprising (i) a cash bid of $2,100,000 and (ii) a cash or other consideration bid that the Company in its reasonable discretion considers to be equal in value to the equity component of the stalking horse bid, which has  a minimum value for the purposes of the sale of $500,000.  The foregoing must constitute an irrevocable offer by the bidder to complete the proposed purchase upon the terms set forth therein, and must be irrevocable until closing of the sale.

•	A disclaimer of any right of the bidder to receive a fee analogous to a break-up fee or to compensation under Section 503(b) of the Bankruptcy Code for making a substantial contribution.
•	Such other information reasonably requested by the Company.

The Company will provide copies of all bids that it considers to be qualified bids to each qualified bidder upon receipt.  The Purchaser is a qualified bidder.

Due Diligence.  Upon execution of a confidentiality agreement, any prospective bidder that wishes to conduct due diligence on the Company or its assets shall be granted access to all material information that has been or will be provided to other prospective bidders, subject, in all cases, to the terms and conditions of the confidentiality agreement, applicable law or other restrictions the Company may deem necessary or appropriate to protect the proprietary of the information of the Company. The due diligence period for bidders will end at 5 p.m. central time on November 15, 2017.

The Auction.  In the event the Company receives more than one qualified bid, an auction will commence on November 20, 2017 at 9:00a.m. central time, at the offices of Company's counsel, Adams and Reese LLP, 4500 One Shell Square, 701 Poydras Street, New Orleans, Louisiana 70139. Each qualified bidder will be invited to attend the auction and must attend in person in order to participate.  The Order establishes rules of the auction.  Subject to the rules set forth in the Order, the auction will be conducted in this manner:

•	The opening price at such auction will be the highest and/or best offer of a qualified bidder selected and announced by the Company at the commencement of the Auction.
•	Only qualified bidders may bid at the auction.
•	Each qualified bidder will have the right to continue to improve its qualified bid at the auction.
•	Each subsequent overbid must provide an incremental amount of at least $100,000 of value to the Company, or such other amount as designated by the Company from time to time.
•	Each bidder will be permitted a fair, but limited, amount of time to respond to the previous bid at the auction.
•	The auction will be conducted openly and each bidder will be informed of the terms of the previous bid determined by the Company to have been the highest and otherwise best bid.
•	The actual bidding at the auction will be transcribed or otherwise recorded.

At the conclusion of the auction and subject to Bankruptcy Court approval following the auction, the Company shall announce the successful bidder as well as the second highest or otherwise best bid for the assets.  The Company will request that the Bankruptcy Court enter a sale order approving the sale of the assets to the successful bidder, or, should the successful bidder fail to close the sale, the second highest bidder, free and clear of all liens, claims and encumbrances to the fullest extent allowed under Section 363(f) of the Bankruptcy Code.

Sale Hearing.  The sale hearing will be held on November 20, 2017 at 2:00 p.m. central time, or as soon thereafter as counsel may be heard, before the Honorable Jerry A. Brown, United States Bankruptcy Judge for the Eastern District of Louisiana. At the sale hearing, the Company will seek Bankruptcy Court approval of the sale.

Form of Sale Notice and Assignment Notice.  In the Order the Bankruptcy Court approved the form of sale notice (attached to the Order as Exhibit B) and the form of assignment notice (attached to the Order as Exhibit C), directed the Company to serve the notices on the service parties, and directed the Company to publish notice of the sale in the Dallas Morning News twice prior to the bid deadline of November 16, 2017.

Objection Deadline.  Objections, if any, to the relief requested in the motion for approval of the bid procedures must be filed with the Bankruptcy Court and served on the parties and at the addresses specified in the Order, so as to be actually received no later than 5:00 p.m central time on November 13, 2017.

Assignment Procedures.  The Order directs the Company to file with the Bankruptcy Court a list identifying the Company's contracts and leases that may be assumed in connection with the sale and the amounts necessary to cure defaults and/or provide compensation or adequate assurance of compensation to the counterparty for actual pecuniary loss resulting from a default at the time of assumption as determined by the Company.  The Order sets forth the procedure and deadline for affected counterparties to be notified and to object to the Company's listed cure payment amount, so as to enable the Bankruptcy Court to determine the amount of the Company's cure liability as promptly as possible.  The successful purchaser will be ultimately responsible for satisfaction of the cure liabilities.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.                          Description
99.1 Order as entered by the Bankruptcy Court on October 19, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 25, 2017	COPsync, Inc. By: /s/ Rodney Bienvenu Name: Rodney Bienvenu Title: Chief Executive Officer